UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2023

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.02 Termination of a Material Definitive Agreement

On March 2, 2023, Adaptimmune Limited and Universal Cells, Inc (“Universal Cells”) mutually agreed to the termination of the Collaboration and License Agreement between Adaptimmune Limited and Universal Cells dated January 13, 2020 (the “Collaboration Agreement”), pursuant to which Universal Cells and Adaptimmune Limited had agreed to collaborate to research, develop, and commercialize certain cellular therapy products directed to certain targets. Termination of the Collaboration Agreement became effective March 6, 2023 (the “Effective Date”). The parties previously terminated an Amended and Restated Research Collaboration and License Agreement, dated January 13, 2020, effective February 26, 2023.

In connection with the termination, all licenses and sublicenses granted to either party pursuant to the Collaboration Agreement ceased, and each party is required to return all confidential information of the other party within 30 days of the Effective Date. Each party also agreed to destroy all cell lines and other materials of the other party in its possession within 30 days of the Effective Date. There were no termination penalties in connection with the termination.

Item 2.02    Results of Operations and Financial Conditions.

On March 6, 2023, Adaptimmune Therapeutics plc (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2022 and provided a corporate update. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), or incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by the Company by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2023, Adaptimmune, LLC (“Adaptimmune”), a wholly-owned subsidiary of Adaptimmune Therapeutics plc (the “Company”), entered into a separation and consulting agreement (the “Agreement”) with Cintia Piccina who served as the Company’s Chief Commercial Officer since January 31, 2022. Ms. Piccina also received notice pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (WARN Act). The Agreement is effective as of March 5, 2023 and provides that Ms. Piccina’s employment with Adaptimmune ends on that date and she will provide consulting services to the Company for a period from March 6, 2023 until September 6, 2023 unless the consulting arrangement is terminated earlier or extended (the “Consulting Period”).

The Agreement provides that Adaptimmune will pay Ms. Piccina a severance payment equal to nine months base pay, in the amount of $333,750, less all applicable deductions and withholdings and a payment equal to the gross value of nine months of health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) totaling $5,730.84. These payments will be made in lump-sum form in the next available month-end pay date following the effective date of the Agreement. Ms. Piccina acknowledged and agreed that the payments are in full satisfaction of Adaptimmune’s obligations under its Executive Severance Policy dated March 10, 2017.

An option covering 3,376,992 ordinary shares (the “Market Value Options”) granted to Ms. Piccina on January 31, 2022 pursuant to the Adaptimmune Therapeutics plc 2016 Employee Share Option Scheme and related plan documents (collectively, the “Plan”) will continue to vest during the Consulting Period, subject to the relevant Plan rules and in accordance with the respective vesting schedule. The Agreement provides that Ms. Piccina will not receive any additional compensation for the consulting services. Provided that the Agreement is not terminated by the Company for cause, Ms. Piccina will be permitted a period of 12 months from the date that she ceases to be Connected (as defined in the Plan) to exercise the Market Value Options that shall have vested by the date that she ceases to be Connected.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Separation and Consulting Agreement dated as of March 3, 2023 by and between Adaptimmune, LLC and Cintia Piccina and effective as of March 5, 2023.

99.1	Press release dated March 6, 2023.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: March 6, 2023	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary